EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-63423 and 333-29225) and Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-66136, 33-62314, 33-65352, 333-38795, 333-38797 and 333-68863) of Hercules Incorporated of our report dated March 16, 2005, except as to the Change in Accounting described in Note 21, which is as of February 17, 2006, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP
March 3, 2006